UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
Item 3.02     Unregistered Sales of Equity Securities

As previously disclosed on a Current Report on Form 8-K filed on June 12, 2015, on June 8, 2015, Cellular Biomedicine Group Inc. (the “Company”) and its wholly-owned subsidiary, Cellular Biomedicine Group Vax, Inc., signed an asset purchase agreement (“Purchase Agreement”) with Blackbird BioFinance, LLC (“Blackbird”) and certain of its principals (the “Blackbird Principals”) to acquire certain license rights to technology and know-how from Blackbird (the “Purchased Assets”) and assume certain post-closing liabilities relating to the Purchased Assets for a total cash and equity consideration of $4,250,000.  Prior to closing, Blackbird held an exclusive worldwide license (the “License”) to a CD40LGVAX vaccine from the University of South Florida (“USF”), which granted exclusive rights to certain know-how, clinical work, manufacturing procedures, and derivative products related to the vaccine.

On June 26, 2015, the Company completed its acquisition of the Purchased Assets and entered into an assignment and assumption agreement to acquire all of Blackbird’s right, title and interest in and to the License (the “Assignment Agreement”).  Of the total consideration to be delivered to Blackbird for the Purchased Assets, $2,500,000 was delivered in cash and 28,120 shares of Company common stock (the "Closing Shares"), representing $1,050,000 of the purchase consideration, was issued and delivered to Blackbird. Another 18,747 shares (the “Holdback Shares”), representing $700,000 of the purchase consideration, will be issued and delivered to Blackbird on the sixth month anniversary of closing, minus any amounts held to satisfy any indemnification claims brought by the Company.  In connection with the closing, Blackbird and the Blackbird Principals entered into non-competition and non-solicitation agreements, pursuant to which such parties shall not engage in any competitive business or solicitation activities relating to the Purchased Assets for the later of five years from closing or, in the case of the Blackbird Principals, two years following termination of services to the Company or its affiliates.

A copy of the Purchase Agreement and Assignment Agreement are attached as Exhibits 10.1 and 10.2 hereto. A copy of the amended and restated license agreement setting forth the terms of the License is also attached as Exhibit 10.3 hereto.

The issuance of the Closing Shares were made in reliance on the exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement to register the resale of the Closing Shares within 45 business days following closing.  The Holdback Shares, when issued, will be subject to piggyback registration rights, subject to certain restrictions.

Item 8.01     Other Events.

On June 29, 2015, the Company issued a press release announcing the closing of the acquisition. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1	Asset Purchase Agreement, dated June 8, 2015
10.2	Assignment and Assumption Agreement, dated June 26, 2015
10.3	Amended and Restated Standard Exclusive License Agreement with Sublicensing Terms, dated June 3, 2015*
99.1	Press Release, dated June 29, 2015

*Confidential treatment is requested for portions of this exhibit pursuant to 17 CFR Section 240.246-2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: July 2, 2015	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Financial Officer